Exhibit 4.2


                      FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 30, 2000, amends and supplements that certain Credit Agreement dated as of April 30, 1998 (as amended to the date, the "Credit Agreement") among BANDO MCGLOCKLIN CAPITAL CORPORATION, a Wisconsin corporation (the "Company") and FIRSTAR BANK, N.A. (as successor by merger to Firstar Bank Milwaukee, N.A.) (the "Bank").

                                     RECITAL

     The Company and the Bank desire to amend the Credit Agreement as provided below.

                                   AGREEMENTS

     In consideration of the promises and agreements set forth in the Credit Agreement, as amended hereby, the Bank and the Company agree as follows:

     1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Credit Agreement. All references to the Credit Agreement contained in the Loan Documents shall, upon fulfillment of the conditions set forth in section 3 below, mean the Credit Agreement as amended by this Fourth Amendment.

     2. Amendments to Credit Agreement. The Credit Agreement is amended as follows:

         (a) The definition of "Maturity Date" contained in section 1 of the Credit Agreement is amended by deleting "June 30, 2000" contained therein and substituting "June 29, 2001" in its place.

         (b) The definition of "Revolving Loan Commitment" contained in section 1 of the Credit Agreement is amended to read as follows:

              "Revolving Loan Commitment" means $8,500,000, provided that such amount may be reduced in accordance with section 2.1(a), and provided further, that such amount shall be reduced by $500,000 as of January 31, 2001.

         (c) Section 2.1(a) is amended by adding the following paragraph at the end thereof:

              Notwithstanding the foregoing, any advances by the Bank in excess of $7,500,000 (or in excess of $7,000,000 after January 31, 2001) shall not, on or after December 31, 2000, exceed the lesser of (a) $1,000,000 or
     (b) 60% of the increase, if any, in the retained earnings of BMIC from December 31, 1999 (as reflected in the financial statements furnished by the Company pursuant to sections 5.1 and 5.2 hereof), at which time BMIC's retained earnings equaled $4,106,000, through December 31, 2000, and the Company shall, on or before January 31, 2001, make such payment, if any, on the Note as is necessary in order that the foregoing limitation is not exceeded.

         (d) Exhibit A attached hereto shall be deemed to be a exhibit to the Credit Agreement and shall replace its predecessor attached thereto.

     3. Effectiveness of Fourth Amendment. This Fourth Amendment shall become effective upon its execution and delivery by the Company and the Bank, and the satisfaction of the following conditions:

         (a) Replacement Note. The Bank shall have received the promissory note of the Company in the form of Exhibit A, duly executed by the Company (the "Replacement Note).

         (b) Guaranty Reaffirmations. The Bank shall have received a guaranty reaffirmation duly executed by BMSBLC and BMIC, respectively, whereby each entity reaffirms its obligations under its previously executed guaranty in favor of the Bank with respect to the obligations of the Company.

         (c) Closing Certificate. The Bank shall have received copies, certified by the Secretary of the Company to be true and correct and in full force and effect as of the date of this Fourth Amendment, of (i) a statement to the effect that the Articles of Incorporation and By-Laws of the Company remained unamended since the most recent date copies of Articles of Incorporation and By-Laws were provided to the Bank on April 30, 1999 and such Articles of Incorporation and By-laws remain in full force and effect as of the date of this Fourth Amendment;
(ii) resolutions of the Board of Directors of the Company authorizing the issuance, execution and delivery of this Fourth Amendment and the Replacement Note; and (iii) a statement containing the names and titles of the officer or officers of the Company authorized to sign such documents, together with true signatures of such officers.

         (d) Proceedings Satisfactory. All other proceedings contemplated by this Fourth Amendment shall be satisfactory to the Bank, and the Bank shall have received such other information relating hereto as the Bank may reasonably request.

     4. Representations and Warranties. The Company represents and warrants to the Bank that:

         (a) The execution, delivery and issuance of this Fourth Amendment and the Replacement Note, and the performance by the Company of its obligations hereunder, are within its corporate power, have been duly authorized by proper corporate action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Articles of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of the shareholders of the Company, any governmental body, agency or authority or any other person or entity; and

         (b) The representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date of this Fourth Amendment except (i) the representations and warranties contained in section 3.3 of the Credit Agreement shall apply to the most recent financial statements delivered by the Company to the Bank pursuant to sections 5.1 and 5.2 of the Credit Agreement and (ii) for changes contemplated or permitted by the Loan Documents and, to the Company's knowledge, no condition exists or event or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Credit Agreement.

     5. Costs and Expenses. The Company agrees to pay to the Bank, on demand, all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the negotiation, execution and delivery of this Fourth Amendment.

     6. Full Force and Effect. The Credit Agreement, as amended hereby, remains in full force and effect.

     7. Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of parties hereto may execute this Fourth Amendment by signing any such counterpart.

                                         BANDO MCGLOCKLIN CAPITAL CORPORATION


                                         BY_____________________________
                                              Its___________________________


                                         FIRSTAR BANK, N.A. (as successor by
                                         merger to Firstar Bank Milwaukee, N.A.)


                                         BY_____________________________
                                              Its___________________________

                                    EXHIBIT A

                                      NOTE


$8,500,000                                                  Milwaukee, Wisconsin
                                                                   June 30, 2000

     FOR VALUE RECEIVED, the undersigned, BANDO MCGLOCKLIN CAPITAL CORPORATION, a Wisconsin corporation, promises, on or before the Maturity Date (as defined in the Credit Agreement referred to below), to pay to the order of FIRSTAR BANK, N.A. (the "Bank") the principal sum of Eight Million Five Hundred Thousand Dollars, or such lesser amount as is shown to be outstanding according to the records of the Bank, in such amounts and at such times as set forth in the Credit Agreement referred to below. The undersigned further promises to pay interest on the unpaid principal balance of this Note from time to time outstanding from the date hereof at such rates and payable at such times as set forth in the Credit Agreement referred to below.

     Payments of both principal and interest are to be made in immediately available funds in lawful currency of the United States of America at the office of the Bank, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202, or such other place as the holder of this Note shall designate to the undersigned in writing.

     This Note is the Note issued by the undersigned pursuant to a Credit Agreement dated as of April 30, 1998 between the undersigned and the Bank (as the same has been and may from time to time be amended, modified, supplemented or restated, the "Credit Agreement"). Reference is made to the Credit Agreement for rights and obligations as to prepayment and acceleration of maturity. This Note replaces that certain Note dated as of April 28, 2000 in the stated principal amount of $7,500,000 from the undersigned to the Bank, and the undersigned acknowledges and agrees that the indebtedness incurred thereunder has not been extinguished and that no novation has occurred.

     The undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

                                           BANDO MCGLOCKLIN CAPITAL CORPORATION


                                           BY______________________________
                                                Its____________________________